AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

     AGREEMENT to be effective March __, 2004, by and between PRINCIPAL INVESTORS FUND, INC., a Maryland corporation (hereinafter called the "Fund") and PRINCIPAL MANAGEMENT CORPORATION, an Iowa corporation (hereinafter called the "Manager").

                              W I T N E S S E T H:

     WHEREAS, The Fund has furnished the Manager with copies properly certified or authenticated of each of the following:

     (a)  Articles of Incorporation of the Fund;

     (b)  Bylaws of the Fund as adopted by the Board of Directors; and

     (c)  Resolutions  of the  Board  of  Directors  of the Fund  selecting  the
          Manager  as  investment   adviser  and  approving  the  form  of  this
          Agreement.

     NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the Fund hereby appoints the Manager to act as investment adviser and manager of the Fund, and the Manager agrees to act, perform or assume the responsibility therefor in the manner and subject to the conditions hereinafter set forth. The Fund will furnish the Manager from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

1.   INVESTMENT ADVISORY SERVICES

     The Manager will regularly perform the following services for the Fund:

     (a)  Provide investment research, advice and supervision;

     (b) Provide investment advisory, research and statistical facilities and all clerical services relating to research, statistical and investment work;

     (c) Furnish to the Board of Directors of the Fund (or any appropriate committee of such Board), and revise from time to time as conditions require, a recommended investment program for the portfolio of each Series of the Fund consistent with each Series' investment objective and policies;

     (d) Implement such of its recommended investment program as the Fund shall approve, by placing orders for the purchase and sale of securities, subject always to the provisions of the Fund's Articles of Incorporation and Bylaws and the requirements of the Investment Company Act of 1940 (the "1940 Act"), and the Fund's Registration Statement, current Prospectus and Statement of Additional Information, as each of the same shall be from time to time in effect;

     (e) Advise and assist the officers of the Fund in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors and any appropriate committees of such Board regarding the general conduct of the investment business of the Fund; and

     (f) Report to the Board of Directors of the Fund at such times and in such detail as the Board may deem appropriate in order to enable it to determine that the investment policies of the Fund are being observed.

2.   CORPORATE ADMINISTRATIVE SERVICES

     The Manager will provide the following corporate administrative services for the Fund:

     (a) furnish the services of such of the Manager's officers and employees as may be elected officers or directors of the Fund, subject to their individual consent to serve and to any limitations imposed by law;

     (b) furnish office space, and all necessary office facilities and equipment, for the general corporate functions of the Fund (i.e., functions other than (i) underwriting and distribution of Fund shares;
          (ii) custody of Fund assets, (iii) transfer and paying agency services; and (iv) corporate and portfolio accounting services); and

     (c) furnish the services of executive and clerical personnel necessary to perform the general corporate functions of the Fund.

3.   RESERVED RIGHT TO DELEGATE DUTIES AND SERVICES TO OTHERS

     The Manager in assuming responsibility for the various services as set forth in this Agreement reserves the right to enter into agreements with others for the performance of certain duties and services or to delegate the performance of some or all of such duties and services to Principal Life Insurance Company, or one or more affiliates thereof; provided, however, that entry into any such agreements shall not relieve the Manager of its duty to review and monitor the performance of such persons to the extent provided in the agreements with such persons or as determined from time to time by the Board of Directors.

4.   EXPENSES BORNE BY THE MANAGER

     The Manager will pay:

     (a) the organizational expenses of the Fund and its portfolios and share classes, including the Fund's registration under the Investment Company Act of 1940, and the initial registration of its Capital Stock for sale under the Securities Act of 1933 with the Securities and Exchange Commission;

     (b) Compensation of personnel, officers and directors who are also affiliated with the Manager; and

     (c) Expenses and compensation associated with furnishing office space, and all necessary office facilities and equipment, and personnel necessary to perform the general corporate functions of the Fund.

5.   COMPENSATION OF THE MANAGER BY FUND

     For all services to be rendered and payments made as provided in Sections 1, 2 and 4 hereof, the Fund will accrue daily and pay the Manager monthly, or at such other intervals as the Fund and Manager may agree, a fee based on the average of the values placed on the net assets of each Series of the Fund as of the time of determination of the net asset value on each trading day throughout the month in accordance with Schedule 1 attached hereto.

     Net asset value shall be determined pursuant to applicable provisions of the Articles of Incorporation of the Fund. If pursuant to such provisions the determination of net asset value is suspended, then for the purposes of this Section 5 the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets for each day the suspension continues. The Manager may, at its option, waive all or part of its compensation for such period of time as it deems necessary or appropriate.

6.   EXPENSES BORNE BY FUND

     The Fund will pay,  without  reimbursement  by the  Manager,  all  expenses
     attributable   to  the  services   described  in  this  Agreement  and  not
     specifically identified in this Agreement as being paid by the Manager.

7.   AVOIDANCE OF INCONSISTENT POSITION

     In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Manager nor any of the Manager's directors, officers or employees will act as a principal or agent or receive any commission.

8.   LIMITATION OF LIABILITY OF THE MANAGER

     The Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Manager's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

9.   COPIES OF CORPORATE DOCUMENTS

     The Fund will  furnish the Manager  promptly  with  properly  certified  or authenticated copies of amendments or supplements to its Articles of Incorporation or Bylaws. Also, the Fund will furnish the Manager financial and other corporate information as needed, and otherwise cooperate fully with the Manager in its efforts to carry out its duties and responsibilities under this Agreement.

10.  DURATION AND TERMINATION OF THIS AGREEMENT

     This Agreement shall remain in force until the conclusion of the first meeting of the shareholders of the Fund following the execution of this agreement and if it is approved by a vote of a majority of the outstanding voting securities of the Fund it shall continue in effect thereafter from year to year provided that the continuance is specifically approved at least annually either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by vote of a majority of the directors of the Fund who are not interested persons of the Manager, Principal Life Insurance Company, or the Fund cast in person at a meeting called for the purpose of voting on such approval. This Agreement may, on sixty days written notice, be terminated at any time without the payment of any penalty, by the Board of Directors of the Fund, by vote of a majority of the outstanding voting securities of the Series, or by the Manager. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this
     Section 10, the definitions contained in Section 2(a) of the Investment Company Act of 1940 (particularly the definitions of "interested person," "assignment" and "voting security") shall be applied.

11.  AMENDMENT OF THIS AGREEMENT

     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Series to which such amendment relates and by vote of a majority of the directors who are not interested persons of the Manager, Principal Life Insurance Company or the Fund cast in person at a meeting called for the purpose of voting on such approval.

12.  ADDRESS FOR PURPOSE OF NOTICE

     Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Fund and that of the Manager for this purpose shall be the Principal Financial Group, Des Moines, Iowa 50392-0200.

13.  MISCELLANEOUS

     The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

                      PRINCIPAL INVESTORS FUND, INC.


                      By ______________________________________________________
                         Ralph C. Eucher, President and Chief Executive Officer

                        PRINCIPAL MANAGEMENT CORPORATION


                      By ______________________________________________________
                         Arthur S. Filean, Senior Vice President

                                   SCHEDULE 1

---------------------------------------------- ----------------------   ---------------------------------- ----------------------
                                                  Management Fee                                              Management Fee
                      Series                      as a Percentage                        Series               as a Percentage
                                               at Daily Average Net                                        at Daily Average Net
                                                      Assets                                                      Assets
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
Bond and Mortgage Securities Fund                    0.55%              Partners LargeCap Blend Fund             0.75%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
Capital Preservation Fund                            0.52%              Partners LargeCap Blend Fund I           0.45%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
Government Securities Fund                           0.40%              Partners LargeCap Growth Fund            1.00%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
High Quality Intermediate-Term Bond Fund             0.40%              Partners LargeCap Growth Fund I          0.75%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
High Quality Long-Term Bond Fund                     0.40%              Partners LargeCap Growth Fund II         1.00%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
High Quality Short-Term Bond Fund                    0.40%              Partners LargeCap Value Fund             0.80%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
International Emerging Markets Fund                  1.35%              Partners LargeCap Value Fund I           0.80%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
International Fund I                                 0.90%              Partners MidCap Growth Fund              1.00%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
International Fund II                                1.00%              Partners MidCap Growth Fund I            1.00%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
LargeCap Blend Fund I                                0.60%              Partners MidCap Value                    1.00%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
LargeCap Growth Fund                                 0.55%              Partners MidCap Value Fund I             1.00%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
LargeCap S&P 500 Index Fund                          0.15%              Partners SmallCap Blend Fund             1.00%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
LargeCap Value Fund                                  0.45%              Partners SmallCap Growth Fund I          1.10%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
LifeTime 2010 Fund                                   0.1225%            Partners SmallCap Growth Fund II         1.00%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
LifeTime 2020 Fund                                   0.1225%            Partners SmallCap Growth Fund III        1.10%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
LifeTime 2030 Fund                                   0.1225%            Partners SmallCap Value Fund             1.00%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
LifeTime 2040 Fund                                   0.1225%            Partners SmallCap Value Fund I           1.00%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
LifeTime 2050 Fund                                   0.1225%            Partners SmallCap Value Fund II          1.00%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
LifeTime Strategic Income Fund                       0.1225%            Preferred Securities Fund                0.75%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
MidCap Blend Fund                                    0.65%              Real Estate Securities Fund              0.85%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
MidCap Growth Fund                                   0.65%              SmallCap Blend Fund                      0.75%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
MidCap S&P 400 Index Fund                            0.15%              SmallCap Growth Fund                     0.75%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
MidCap Value Fund                                    0.65%              SmallCap S&P 600 Index Fund              0.15%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
Money Market Fund                                    0.40%              SmallCap Value Fund                      0.75%
---------------------------------------------- ----------------------   ---------------------------------- ----------------------
Partners International Fund                          1.10%
---------------------------------------------- ----------------------